EXHIBIT 99.1

NextSource Materials Announces Completion of Redomicile of the Company into Canada

TORONTO, Dec. 29, 2017 (GLOBE NEWSWIRE) -- NextSource Materials Inc. (TSX:NEXT) (OTCQB:NSRC) (“NextSource” or the “Company”) is pleased to announce the completion of the redomicile of the Company (the “Redomicile”) from Minnesota into Canada under the Canada Business Corporations Act (“CBCA”). Effective December 27, 2017, the Company is now a corporation governed and subject to the CBCA. The Redomicile was previously approved by stockholders at the most recent annual and special meeting of shareholders held on December 5, 2017.

Mine Development Plans

The redomicile to Canada will result in considerable cost savings related to administrative, accounting and legal expenditures.  It will also assist the Company in attracting international institutional investors for its mine development plans.

As announced in the Company’s June 2017 Feasibility Study, Phase I of the Molo Project will be a full-scale mine with a production rate of 17,000 tonnes per annum (“tpa”) of SuperFlake® graphite concentrate and with a mine life exceeding 30 years. The mine capital cost is estimated at US$18.4 million and with a build time of only 9 months. Phase I production is currently targeted for late 2018 and is subject to mine financing. Phase II of the Molo mine will consist of an expansion to over 51,000 tpa and will be implemented  as soon as market demand supports such an expansion.

Due to NextSource using a unique, fully-modular build approach, the Molo Project will have the lowest capital cost of any proposed or competing graphite mine. The Molo Project is also verified to have one of the lowest operating costs in the industry, based on a full-cost CIF-basis.

No Actions Required by Stockholders

No action is required by stockholders with respect to the Redomicile. The Company’s shares will continue to trade on the Toronto Stock Exchange (“TSX”) under the symbol “NEXT” and on the United States OTC Venture Market (“OTCQB”) under the symbol “NSRC”. The Company anticipates that its symbol on the OTCQB will change to “NSRCF” in the coming weeks. The Company will announce the change to its symbol on the OTCQB once it becomes effective.

As a result of the Redomicile, the CUSIP number assigned to the Company’s shares has now been changed to 65343M100 (ISIN: CA65343M1005).

Outstanding stock certificates will not be affected by the Redomicile and will not need to be exchanged. Certain changes in CUSIP number may cause a temporary interruption in electronic trading in the United States and/or with the Depository Trust Company. The Company encourages any concerns in this regard to be directed to the stockholder’s respective broker or agent.

Foreign Private Issuer Status

As a result of the Redomicile, the Company has completed an assessment and concluded that it meets the definition of a “foreign private issuer”, as defined under Rule 3b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Accordingly, the Company will begin filing continuous disclosure reports with the United States Securities and Exchange Commission (“SEC”) as a “foreign private issuer”. Such reports will include an annual report on Form 20-F. The Company will not be subject to the proxy statement requirements of the Exchange Act and the Company’s insiders will not be subject to the insider reporting requirements of the Exchange Act. The Company will file its quarterly financial statements, management discussion and analysis, information circulars which it files in connection with meetings of its stockholders, material change reports and press releases that the Company files with securities commissions in Canada with the SEC on a Form 6-K.

ABOUT NEXTSOURCE MATERIALS INC.

NextSource Materials Inc. is a mine development company based in Toronto, Canada, that is developing its 100%-owned Molo Graphite Project in southern Madagascar to expected production in 2018. The Molo Graphite Project is a feasibility-stage, shovel-ready project and ranks as one of the largest-known and highest quality flake graphite deposits in the world and the only project with SuperFlake® graphite.

For further information contact: +1.416.364.4911

Brent Nykoliation, SVP, Corporate Development at brent@nextsourcematerials.com or
Craig Scherba, President and CEO at craig@nextsourcematerials.com

Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements include, but are not limited to, the trading of the Company’s shares on the TSX and OTCQB, the anticipated change to the Company’s trading symbol on the OTCQB and the timing thereof, the results of the updated Feasibility Study, the results of the previous 2015 Molo Feasibility Study, funding of the development of the Molo Project, implementation and commencement of the build-out of the Molo Project, commencement of production at the Molo Project, commencement of procurement for mine infrastructure, the procurement of equipment to construct a mine, value engineering, any and all product test results and product analysis, and the permit application and the Company’s status as a foreign private issuer and the consequences thereof, including the disclosure requirements the Company expects not to be applicable to it or its insiders and the forms it expects to file henceforth. These are based on current expectations, estimates and assumptions, and although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, actual results or developments may vary and in some instances differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.